EXHIBIT 32.02

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended March 31, 2012 of Campbell Global Trend Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of Campbell Global Trend Fund, L.P.

Date: May 15, 2012	THE CAMPBELL GLOBAL TREND FUND, L.P. By: Campbell & Company, Inc., General Partner
	By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer